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                                                                    EXHIBIT 10.3

                   AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT

      This Amendment No. 4 to Note Purchase Agreement (this "Amendment"), dated as of May 12, 2004, amends that certain Note Purchase Agreement, dated as of March 1, 2002, by and among Horizon Medical Products, Inc., a Georgia corporation (the "Company"); ComVest Venture Partners, L.P., a Delaware limited partnership ("ComVest," and together with its successors and assigns, the "Purchaser"), and the Additional Note Purchasers (as defined therein), as amended by Amendment No. 1 to Note Purchase Agreement, dated as of June 10, 2002, Amendment No. 2 to Note Purchase Agreement, dated as of July 29, 2002, and Amendment No. 1 to Note Purchase Agreement dated as of October 21, 2003 (as amended, the "Note Purchase Agreement"). Capitalized terms used in this Amendment but not defined herein have the meanings given to such terms in the Note Purchase Agreement.

      WHEREAS, the Company has requested an extension of the time to repay the indebtedness and certain other modifications to the Note Purchase Agreement; and

      WHEREAS, the Purchaser and Medtronic, Inc. ("Medtronic") have agreed to such modification subject to the terms and conditions set forth herein; and

      WHEREAS, the other Additional Note Purchasers have the right, but not the obligation, to become parties to this Amendment.

      NOW, THEREFORE, in consideration of the premises and mutual covenants of the parties hereunder, the Company, the Purchaser and the Electing Noteholders (as defined below) agree as follows:

      Section 1. Amendments. The Note Purchase Agreement and, to the extent applicable, the Notes are hereby modified as follows:

            (a) The definition of "Maturity Date" is hereby deleted in its entirety and replaced with the following:

                  ""Maturity Date" means (i) with respect to the Electing Notes,
            July 16, 2008 and (ii) with respect to the Non-Electing Notes, July 16, 2005."

            (b) The following definitions are hereby added to Section 1 of the Note Purchase Agreement:

                  ""Electing Noteholders" means the Purchaser, Medtronic, and each Additional Note Purchaser who is a party to this Amendment."

                  ""Electing Notes" means the Purchaser Senior Subordinated
            Convertible Note, the Medtronic Additional Note, and the Additional Notes held by the Electing Noteholders."

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                  ""Medtronic Co-Marketing Agreement"" means that certain
            Co-Promotion Agreement dated as of March 15, 2002, between Medtronic and the Company, and as amended by that amendment thereto dated as of April 15, 2003.

                  ""Merger" means the Merger (as defined in the Merger
            Agreement) and the other transactions contemplated by the Merger Agreement."

                  ""Merger Agreement" means the Agreement and Plan of Merger, dated May 12, 2004, by and among RITA MEDICAL SYSTEMS, INC., a Delaware corporation ("Parent"), HORNET ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent, and the Company."

                  ""Merger Closing Date" means the Closing Date as defined in the Merger Agreement."

                  ""Non-Electing Notes" means the Additional Notes held by the
            Additional Note Purchasers who do not execute this Amendment as Electing Noteholders."

            (c) Section 2.1(a) is hereby deleted in its entirety and replaced with the following:

            "(a)(i) The Company has duly authorized the issue, sale and delivery of (A) its Purchaser Senior Subordinated Convertible Note, in the aggregate principal amount of $4,400,000, to be dated the date of issue thereof, (B) its Medtronic Additional Note, in the aggregate principal amount of $4,000,000, to be dated the date of issue thereof and (C) its Additional Notes, in the aggregate principal amount of up to $6,600,000, to be dated the date of issue thereof.

            (ii) Each of the Electing Notes shall bear interest from such date on the unpaid principal amount thereof (calculated on the basis of a 360-day year and actual days elapsed) at a rate per annum equal to
            (A) 6% per annum from the date thereof to and including the date that is the six month anniversary of the Closing Date, (B) 8% per annum from the date that is the six month anniversary of the Closing Date until the first anniversary of the Merger Closing Date, and (C) 14% from the first anniversary of the Merger Closing Date until such time as the Electing Notes shall have been paid in full, such interest to be payable quarterly in arrears on the fifth day of each month (commencing on the date that is the three month anniversary of the Closing Date), and at maturity, to bear interest, payable on demand, on any overdue principal and, to the extent permitted by applicable law, on any overdue interest, fees and other overdue amounts payable hereunder until the same shall be paid, at a variable rate per
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            annum equal to the sum of 3.00% plus the rate that would at the time be applicable under the foregoing provisions to principal amounts not overdue and, in the case of each of the Electing Notes, to mature on the Maturity Date, and to be substantially in the form of Exhibit B hereto;

            (iii) Each of the Non-Electing Notes shall bear interest from such date on the unpaid principal amount thereof (calculated on the basis of a 360-day year and actual days elapsed) at a rate per annum equal to (A) 6% per annum from the date thereof to and including the date that is the six month anniversary of the Closing Date and (B) 8% per annum from the date that is the six month anniversary of the Closing Date until such time as the Non-Electing Notes shall have been paid in full, such interest to be payable quarterly in arrears on the fifth day of each month (commencing on the date that is the three month anniversary of the Closing Date), and at maturity, to bear interest, payable on demand, on any overdue principal and, to the extent permitted by applicable law, on any overdue interest, fees and other overdue amounts payable hereunder until the same shall be paid, at a variable rate per annum equal to the sum of 3.00% plus the rate that would at the time be applicable under the foregoing provisions to principal amounts not overdue and, in the case of each of the Non-Electing Notes, to mature on the Maturity Date, and to be substantially in the form of Exhibit B hereto;"

            (d) Section 3.1(a) is hereby deleted in its entirety and replaced with the following:

            "(a) Subject to the provisions of this Section 3.1(a), the Company at its option may, after giving not less than three (3) days' prior written notice (the "Company Conversion Notice") to the Purchaser and each Additional Note Purchaser, prepay the unpaid principal balance of the Notes, together with all accrued but unpaid interest on the principal amount being prepaid to the date of such prepayment, in whole or in part (in an aggregate amount of not less than $1,000,000 or any greater amount which is an even multiple of $100,000, or in an amount equal to the aggregate principal balance of all of the Notes) as set forth below. It is also expressly understood and agreed by the Company that, notwithstanding anything to the contrary contained herein or in any other Note Document, each holder of a Note shall have the right to convert such Note as provided in this Agreement notwithstanding the giving by the Company of any 3-day notice of prepayment under this Section 3.1(a) if such holder of a Note shall give to the Company the Company Conversion Notice or the Default Conversion Notice, as the case may be."

            (e) The following Section 11.5 is hereby added to the Note Purchase
            Agreement:

            "Section 11.5. Estoppel.

            (a) The Requisite Noteholders, on behalf of themselves and the Additional Note Purchasers, hereby acknowledge and agree that, as of May 12, 2004: (i) this Agreement and all covenants, rights and obligations contained herein are in full force and effect; (ii) to their knowledge, no breach or default on the part of the Company exists under this Agreement or the Notes; and (iii) to their knowledge, no event has occurred and no condition exists which, with the giving of notice or lapse of time or both, could constitute such a default or would otherwise entitle any party to this Agreement or the holder of any of the Notes to declare any breach or default under the Agreement, including without limitation any event or condition that constitutes or could constitute an Event of Default, on the part of the Company. The Requisite Noteholders further acknowledge and agree, on behalf of themselves and the Additional Note Purchasers, that the statements set forth in this Section 11.5 shall act as a waiver of any claim by any party to this Agreement or the holder of any of the Notes, to the extent such claim is based upon facts contrary to those asserted in this Section 11.5.

            (b) Notwithstanding any provision in this Agreement to the contrary, neither Medtronic nor the Requisite Noteholders shall be permitted to declare an Event of Default under Section 11.1 of this Agreement in respect of any breach, default or condition that occurs or exists prior to the expiration of the Pre-Closing Period, unless such breach, default or condition giving rise to such Event of Default, either alone or together with any other breach, default or condition giving rise to any other Event of Default, has, or is reasonably likely to have, a Material Adverse Effect. For purposes of this
            Section 11.5(b), "Pre-Closing Period" means the period beginning on May 12, 2004 and ending immediately before the Effective Time (as defined in the Merger Agreement)."

      Section 2. Merger Consent. Notwithstanding any provision in the Note Purchase Agreement to the contrary, including, without limitation, Sections 9.8,
10.3 and 11.1, ComVest and Medtronic, representing the Requisite Noteholders, hereby consent to the Merger and acknowledge that neither the Merger nor any of the transactions contemplated in the Merger Agreement will constitute an Event of Default under the Note Purchase Agreement.

      Section 3. Effective Date. This Amendment will become effective as to the Purchaser, Medtronic and each other Electing Noteholder as of the Effective Time (as defined in the Merger Agreement); provided, however, that the amendments set forth in Section 1(e) above shall be effective as of the date hereof.

      Section 4. Continuing Effect. Except as expressly amended hereby, the Note Purchase Agreement, the Notes and the Additional Notes shall continue to be, and shall remain, in full force and effect in accordance with its terms.

      Section 5. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

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      Section 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     COMPANY

                                     HORIZON MEDICAL PRODUCTS, INC.

                                     By: /s/  Robert J. Wenzel
                                         --------------------------
                                        Name:  Robert J. Wenzel
                                        Title: Interim CEO

                                     PURCHASER

                                     COMVEST VENTURE PARTNERS, L.P.

                                     By: /s/ Harold Blue
                                         --------------------------
                                        Name:  Harold Blue
                                        Title: Partner/President


                                     MEDTRONIC

                                     MEDTRONIC, INC.

                                     By: /s/ Michael D. Ellwein
                                         ------------------------------
                                        Name:  Michael D. Ellwein
                                        Title: Vice President and Chief
                                                 Development Officer


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                                     ELECTING NOTEHOLDERS

                                     [INSERT SIGNATURE BLOCKS FOR ELECTING
                                     NOTEHOLDERS]